                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE


         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                     PURSUANT TO SECTION 305 (b)(2)
                                                   ------

                          ---------------------------

                                 SUNTRUST BANK
                     -------------------------------------
              (Exact name of trustee as specified in its charter)



                                                            58-0466330
--------------------------------------------   ------------------------------------
 Jurisdiction of incorporation if not U.S.     (I.R.S. Employer Identification No.)
             national bank

   303 Peachtree Street, N.E., 30th Floor
                 Atlanta, Georgia                              30308
--------------------------------------------   ------------------------------------
 (Address of principal executive offices)                   (Zip Code)

                                  Jack Ellerin
                                 SunTrust Bank
                        25 Park Place, N.E., 24th Floor
                          Atlanta, Georgia 30303-2900
                                 (404) 588-7296
                ----------------------------------------------
          (Name, address and telephone number of agent for services)

                          ---------------------------

                        PHILLIPS-VAN HEUSEN CORPORATION
              ---------------------------------------------------
              (Exact name of obligor as specified in its charter)

                    Delaware                                   13-1166910
-----------------------------------------------   ------------------------------------
(State or other jurisdiction of incorporation     (I.R.S. Employer Identification No.)
                   or organization)

    200 Madison Avenue, New York, New York                        10016
-----------------------------------------------   ------------------------------------
 (Address of principal executive offices)                      (Zip Code)

                          ---------------------------

                          8 1/8% Senior Notes Due 2013
                        -------------------------------
                      (Title of the indenture securities)

ITEM 1.        GENERAL INFORMATION.

               Furnish the following information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

                    DEPARTMENT OF BANKING AND FINANCE,
                    STATE OF GEORGIA
                    2990 BRANDYWINE ROAD, SUITE 200
                    ATLANTA, GEORGIA 30341-5565

                    FEDERAL RESERVE BANK OF ATLANTA
                    1000 PEACHTREE STREET, N.E.
                    ATLANTA, GEORGIA 30309-4470

                    FEDERAL DEPOSIT INSURANCE CORPORATION
                    550 17TH STREET, N.W.
                    WASHINGTON, D.C. 20429-9990

               (b) Whether it is authorized to exercise corporate trust powers. YES


ITEM 2.        AFFILIATIONS WITH OBLIGOR.

               If the obligor is an affiliate of the trustee, describe each such affiliation. NONE


ITEMS 3 - 12.  NO RESPONSES ARE INCLUDED FOR ITEMS 3 THROUGH AND INCLUDING 12.
               RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEM 13(b) BELOW, THE OBLIGOR IS NOT IN DEFAULT WITH RESPECT TO ANY SECURITIES ISSUED PURSUANT TO ANY INDENTURE UNDER WHICH SUNTRUST BANK IS TRUSTEE.

Item 13.       Defaults by the Obligor.

               (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default. THERE IS NOT AND HAS NOT BEEN ANY DEFAULT UNDER THIS INDENTURE.

               (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is a trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default. THERE HAS NOT BEEN ANY SUCH DEFAULT.


ITEMS 14 - 15. NO RESPONSES ARE INCLUDED FOR ITEMS 14 AND 15. RESPONSES TO THOSE
               ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEM 13(B) ABOVE, THE OBLIGOR IS NOT IN DEFAULT WITH RESPECT TO ANY SECURITIES ISSUED PURSUANT TO ANY INDENTURE UNDER WHICH SUNTRUST BANK IS TRUSTEE.

Item 16.    List of Exhibits.

            List below all exhibits filed as a part of this statement of eligibility.

            Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

            (1) A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect (Exhibit 1 to Form T-1, Registration No. 333-104621 filed by AMVESCAP PLC).


            (2) A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

            (3) A copy of the authorization of the trustee to exercise corporate trust powers (Exhibits 2 and 3 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

            (4) A copy of the existing by-laws of the trustee (as amended and restated August 13, 2002) (Exhibit 4 to Form T-1, Registration No. 333-104621 filed by AMVESCAP PLC).

            (5)   Not applicable.

            (6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

            (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 2003.

            (8)   Not applicable.

            (9)   Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in City of Atlanta and the State of Georgia, on the 28th day of August, 2003.


                                          SUNTRUST BANK



                                          By: /s/ Jack Ellerin
                                              ----------------------------------
                                          Name: Jack Ellerin
                                          Title: Assistant Vice President

                                                                      Exhibit 6


                              Consent of Trustee


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of 8 1/8% Senior Notes due 2013 of Phillips-Van Heusen Corporation, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                          SUNTRUST BANK



                                          By: /s/ Jack Ellerin
                                              ----------------------------------
                                          Name: Jack Ellerin
                                          Title:  Assistant Vice President

                                                                      Exhibit 7



                              Report of Condition
                                  (Attached)

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2003


All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.



SCHEDULE RC--BALANCE SHEET




                                              DOLLAR AMOUNTS IN THOUSANDS  RCFD        BIL       MIL   THOU
      ------------------------------------------------------------------- ------ -------------- ----- -----
ASSETS
1.    Cash and balances due from depository institutions (from
      Schedule RC-A):
      a.  Noninterest-bearing balances and currency and coin (1) ........  0081     4,590,391          1.a
      b.  Interest-bearing balances (2) .................................  0071        18,531          1.b
2.    Securities:
      a.  Held-to-maturity securities (from Schedule RC-B, column A) ....  1754             0          2.a
      b.  Available-for-sale securities (from Schedule RC-B, column D) ..  1773    22,035,405          2.b
3.    Federal funds sold and securities purchased under agreements to
      resell:                                                              RCON
      a.  Federal funds sold in domestic offices ........................  B987       282,750          3.a
                                                                           RCFD
      b.  Securities purchased under agreements to resell (3) ...........  B989     3,623,250          3.b
4.    Loans and lease financing receivables (from Schedule RC-C):
      a.  Loans and leases held for sale ................................  5369     8,220,705          4.a
      b.  Loans and leases, net of unearned income ......................  B528    73,901,781          4.b
      c.  LESS: Allowance for loan and lease losses .....................  3123       922,850          4.c
      d.  Loans and leases, net of unearned income and allowance
      (item 4.b minus 4.c) ..............................................  B529    72,978,931          4.d
5.    Trading assets (from Schedule RC-D) ...............................  3545     1,298,146          5
6.    Premises and fixed assets (including capitalized leases) ..........  2145     1,308,923          6
7.    Other real estate owned (from Schedule RC-M) ......................  2150        27,263          7
8.    Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M) ....................................  2130             0          8
9.    Customers' liability to this bank on acceptances outstanding ......  2155        84,197          9
10.   Intangible assets:
      a.  Goodwill ......................................................  3163       778,474         10.a
      b.  Other intangible assets (from Schedule RC-M) ..................  0426       608,832         10.b
11.   Other assets (from Schedule RC-F) .................................  2160     2,459,183         11
12.   Total assets (sum of items 1 through 11) ..........................  2170   118,314,981         12

----------
(1)   Includes cash items in process of collection and unposted debits.


(2)   Includes time certificates of deposit not held for trading.


(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

                                                DOLLAR AMOUNTS IN THOUSANDS  RCFD       BIL       MIL    THOU
      --------------------------------------------------------------------- ------ ------------- ----- -------
LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C from         RCON
      Schedule RC-E part I) ............................................... 2200     74,145,405         13.a
      (1)  Noninterest-bearing (1) ........................................ 6631      9,917,326         13.a.1
      (2) Interest-bearing ................................................ 6636     64,228,079         13.a.2
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs      RCFN
      (from Schedule RC-E, part II) ....................................... 2200      4,099,738         13.b
      (1) Noninterest-bearing ............................................. 6631              0         13.b.1
      (2) Interest-bearing ................................................ 6636      4,099,738         13.b.2
14.   Federal funds purchased and securities sold under agreements to
      repurchase:                                                           RCON
      a. Federal funds purchased in domestic offices (2) .................. B993      9,196,859         14.a
                                                                            RCFD
      b. Securities sold under agreements to repurchase (3) ............... B995      7,754,789         14.b
15.   Trading liabilities (from Schedule RC-D) ............................ 3548      1,048,005         15
16.   Other borrowed money (includes mortgage indebtedness and
      obligations under capitalized leases) (from Schedule RC-M) .......... 3190      7,015,976         16
17.   Not applicable ......................................................
18.   Bank's liability on acceptances executed and outstanding ............ 2920         84,197         18
19.   Subordinated notes and debentures(4) ................................ 3200      2,149,202         19
20.   Other liabilities (from Schedule RC-G) .............................. 2930      2,672,144         20
21.   Total liabilities (sum of items 13 through 20) ...................... 2948    108,166,315         21
22.   Minority interest in consolidated subsidiaries ...................... 3000      1,012,489         22
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus ....................... 3838              0         23
24.   Common stock ........................................................ 3230         21,600         24
25.   Surplus (exclude all surplus related to preferred stock) ............ 3839      2,539,742         25
26.   a. Retained earnings ................................................ 3632      5,711,608         26.a
      b. Accumulated other comprehensive income (5) ....................... B530        809,227         26.b
27.   Other equity capital components (6) ................................. A130              0         27
28.   Total equity capital (sum of items 23 through 27) ................... 3210      9,136,177         28
29.   Total liabilities, minority interest, and equity capital
      (sum of items 21, 22, and 28) ....................................... 3300    118,314,981         29

Memorandum


TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.


1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
     auditing work performed for the bank by ...........................    RCFD        NUMBER
     independent external auditors as of any date during 2002 ..........    6724        2              M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work


----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."

(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)   Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.